Exhibit (a)(6)
RIVERSOURCE VARIABLE SERIES TRUST
AMENDMENT NO. 6 TO THE
AGREEMENT AND DECLARATION OF TRUST
     WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of RiverSource Variable Series Trust (the “Trust”), dated September 11, 2007, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.
     NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of RiverSource Variable Series Trust, do hereby certify that we have authorized the renaming of Variable Portfolio — UBS Large Cap Growth Fund to Variable Portfolio — Nuveen Winslow Large Cap Growth Fund and have authorized the following amendment to said Declaration of Trust:
     Section 6 of Article III is hereby amended to read as follows:
       Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;
Disciplined Asset Allocation Portfolios — Aggressive
Disciplined Asset Allocation Portfolios — Conservative
Disciplined Asset Allocation Portfolios — Moderate
Disciplined Asset Allocation Portfolios — Moderately Aggressive
Disciplined Asset Allocation Portfolios — Moderately Conservative
RiverSource Variable Portfolio — Balanced Fund
RiverSource Variable Portfolio — Cash Management Fund
RiverSource Variable Portfolio — Core Equity Fund
RiverSource Variable Portfolio — Diversified Bond Fund
RiverSource Variable Portfolio — Diversified Equity Income Fund
RiverSource Variable Portfolio — Dynamic Equity Fund
RiverSource Variable Portfolio — Global Bond Fund
RiverSource Variable Portfolio — Global Inflation Protected Securities Fund
RiverSource Variable Portfolio — High Yield Bond Fund
RiverSource Variable Portfolio — Income Opportunities Fund
RiverSource Variable Portfolio — Limited Duration Bond Fund
RiverSource Variable Portfolio — Mid Cap Growth Fund
RiverSource Variable Portfolio — Mid Cap Value Fund
RiverSource Variable Portfolio — S&P 500 Index Fund
RiverSource Variable Portfolio — Short Duration U.S. Government Fund
RiverSource Variable Portfolio — Strategic Income Fund
Seligman Variable Portfolio — Growth Fund
Seligman Variable Portfolio — Larger — Cap Value Fund

Seligman Variable Portfolio — Smaller — Cap Value Fund
Threadneedle Variable Portfolio — Emerging Markets Fund
Threadneedle Variable Portfolio — International Opportunity Fund
Variable Portfolio — Aggressive Portfolio
Variable Portfolio — Conservative Portfolio
Variable Portfolio — Moderately Aggressive Portfolio
Variable Portfolio — Moderately Conservative Portfolio
Variable Portfolio — Moderate Portfolio
Variable Portfolio — AllianceBernstein International Value Fund
Variable Portfolio — American Century Diversified Bond Fund
Variable Portfolio — American Century Growth Fund
Variable Portfolio — Columbia Wanger International Equities Fund
Variable Portfolio — Columbia Wanger U.S. Equities Fund
Variable Portfolio — Davis New York Venture Fund
Variable Portfolio — Eaton Vance Floating-Rate Income Fund
Variable Portfolio — Goldman Sachs Mid Cap Value Fund
Variable Portfolio — Invesco International Growth Fund
Variable Portfolio — Jennison Mid Cap Growth Fund
Variable Portfolio — Marsico Growth Fund
Variable Portfolio — J.P. Morgan Core Bond Fund
Variable Portfolio — MFS Value Fund
Variable Portfolio — Mondrian International Small Cap Fund
Variable Portfolio — Morgan Stanley Global Real Estate Fund
Variable Portfolio — NFJ Dividend Value Fund
Variable Portfolio — Nuveen Winslow Large Cap Growth Fund
Variable Portfolio — Partners Small Cap Growth Fund
Variable Portfolio — Partners Small Cap Value Fund
Variable Portfolio — PIMCO Mortgage-Backed Securities Fund
Variable Portfolio — Pyramis® International Equity Fund
Variable Portfolio — Wells Fargo Short Duration Government Fund
Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.
     The rest of this Section 6 remains unchanged.
The foregoing amendment is effective as of November 11, 2010.
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     IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 6 to the Agreement and Declaration of Trust on November 11, 2010.

/s/ Kathleen A. Baltz Kathleen A. Blatz*	/s/ Stephen R. Lewis Stephen R. Lewis, Jr. *

/s/ Arne H. Carlson Arne H. Carlson*	/s/ John F. Maher John F. Maher*

/s/ Pamela G. Carlton Pamela G. Carlton*	/s/ Catherine James Paglia Catherine James Paglia*

/s/ Patricia M. Flynn Patricia M. Flynn*	/s/ Leroy C. Richie Leroy C. Richie*

/s/ Anne P. Jones Anne P. Jones*	/s/ Alison Taunton-Rigby Alison Taunton-Rigby*

/s/ Jeffrey Laikind Jeffrey Laikind*	/s/ William F. Truscott William F. Truscott**

*	901 S. Marquette Avenue Minneapolis, MN 55402

**	53600 Ameriprise Financial Center Minneapolis, MN 55474

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109